EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-132312 on Form S-8 of our report dated April 2, 2007 relating to the financial statements of Crocs, Inc. appearing in this Annual Report on Form 10-K of Crocs, Inc. for the year ended December 31, 2006.

Denver, Colorado
April 2, 2007